UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported): June 14, 2013

AutoNation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On June 14, 2013, Michael J. Stephan, Vice President, Corporate Controller of AutoNation, Inc. (the “Company”), entered into a written trading plan (the “10b5-1 Plan”), in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Company’s insider trading policy, to exercise options to acquire 5,604 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to sell the shares of Common Stock acquired upon exercise of such options, and to sell 1,287 shares of Common Stock currently held by Mr. Stephan. Under the 10b5-1 Plan, the options will be exercised and shares will be sold, in one or more transactions, if the market price of the Common Stock reaches or exceeds a minimum price threshold specified in the 10b5-1 Plan. The 10b5-1 Plan is scheduled to terminate on January 31, 2014 (or sooner under certain circumstances including a sale of all 6,891 shares under the plan). The transactions executed in accordance with the 10b5-1 Plan will be disclosed publicly through one or more Form 4 filings with the Securities and Exchange Commission.
The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date: June 14, 2013	By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Executive Vice President, General Counsel and Secretary